As filed with the Securities and Exchange Commission on March 14, 2017
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PENUMBRA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	05-0605598
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	One Penumbra Place Alameda, California 94502
(Address of Principal Executive Offices)

Amended and Restated 2014 Equity Incentive Plan 2015 Employee Stock Purchase Plan (Full Titles of the Plans)

Robert D. Evans Executive Vice President, General Counsel and Secretary Penumbra, Inc. One Penumbra Place Alameda, California 94502
(Name and address of agent for service)
(510) 748-3200
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2004 Facsimile: (650) 752-3604	Adam Elsesser Chairman, Chief Executive Officer and President Penumbra, Inc. One Penumbra Place Alameda, California 94502 Telephone: (510) 748-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee	(5)
Common Stock, $0.001 par value per share
— Amended and Restated 2014 Equity Incentive Plan	1,587,905	(2)	$75.68	(3)	$120,172,650.40	$13,928
— 2015 Employee Stock Purchase Plan	317,581	(2)	$64.32	(4)	$20,426,809.92	$2,367
Total	1,905,486				$140,599,460.32	$16,295

(1)
In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Represents annual increases on January 1, 2017 to the number of shares of the Registrant’s common stock reserved for issuance under the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) and the 2015 Employee Stock Purchase Plan (the “ESPP”), which annual increases are provided for in the 2014 Plan and the ESPP, respectively.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low selling prices per share of the Registrant’s Common Stock on March 8, 2017 as reported by the New York Stock Exchange.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on 85% of the average of the high and low selling prices per share of the Registrant’s Common Stock on March 8, 2017 as reported by the New York Stock Exchange.

(5)	Rounded up to the nearest cent.

PART I
The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 28, 2017, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and
(c)    The description of the Registrant’s Common Stock which is contained in the Registrant’s Exchange Act Registration Statement on Form 8-A dated September 15, 2015 (Exchange Act File No. 001-37557) , including any amendments or supplements thereto.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to any filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant’s certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.
The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit(s)	Filing Date
3.1	Restated Certificate of Incorporation of Penumbra, Inc.	8-K	001-37557	3.3	September 29, 2015
3.2	Amended and Restated Bylaws of Penumbra, Inc.	8-K	001-37557	3.4	September 29, 2015
4.1	Specimen Common Stock Certificate	S-1/A	333-206412	4.1	September 8, 2015
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Amended and Restated 2014 Equity Incentive Plan	S-1	333-206412	10.19	August 14, 2015
99.2	2015 Employee Stock Purchase Plan	S-1/A	333-206412	10.18	August 31, 2015
___________
*    Filed herewith.

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Penumbra, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on the 14th day of March 2017.

PENUMBRA, INC.
By:	/s/ Adam Elsesser
	Name:	Adam Elsesser
	Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES
Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Adam Elsesser, Sri Kosaraju and Robert Evans as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Penumbra, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Adam Elsesser	Chairman, Chief Executive Officer and President (Principal Executive Officer)	March 14, 2017
Adam Elsesser
/s/ Sri Kosaraju	Chief Financial Officer and Head of Strategy (Principal Financial and Accounting Officer)	March 14, 2017
Sri Kosaraju
/s/ Arani Bose	Chief Innovator and Director	March 14, 2017
Arani Bose, M.D.
/s/ Don Kassing	Director	March 14, 2017
Don Kassing
/s/ Thomas Wilder	Director	March 14, 2017
Thomas Wilder
/s/ Harpreet Grewal	Director	March 14, 2017
Harpreet Grewal

EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit(s)	Filing Date
3.1	Restated Certificate of Incorporation of the Registrant	8-K	001-37557	3.3	September 29, 2015
3.2	Amended and Restated Bylaws of the Registrant	8-K	001-37557	3.4	September 29, 2015
4.1	Specimen Common Stock Certificate	S-1/A	333-206412	4.1	September 8, 2015
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	Amended and Restated 2014 Equity Incentive Plan	S-1	333-206412	10.19	August 14, 2015
99.2	2015 Employee Stock Purchase Plan	S-1/A	333-206412	10.18	August 31, 2015
___________
*    Filed herewith.